Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-11139, 333-11191, 333-11195, 333-57643, 333-57641, 333-85247, 333-48672, 333-48670, 333-67158, 333-82170 and 333-100541) of our report dated February 3, 2003, with respect to the consolidated financial statements and schedule of Boston Communications Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/    ERNST & YOUNG LLP

Boston, Massachusetts

March 24, 2003